UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report March 22, 2005

(Date of earliest event reported) (March 17, 2005)

PETRO HOLDINGS FINANCIAL CORPORATION

Exact Name of Registrant as Specified in its Charter

Delaware	333-87371-01	74-2922355
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

6080 Surety Dr. El Paso, Texas	79905
Address of Principal Executive Offices	Zip Code

(915) 779-4711

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) and (d). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Board of Directors

Effective March 17, 2005, Eric Carmichael resigned from the Boards of Directors of Petro Stopping Centers Holdings, L.P., (the “Holding Partnership”), Petro Stopping Centers, L.P., (the “Operating Partnership”), and Petro Holdings Financial Corporation, and pursuant to the rights granted to Mobil Long Haul, Inc. (“Mobil Long Haul”) under Sections 6.1.4(c), 6.1.5, 6.2.1, and 6.2.2(c) of the Limited Partnership Agreement, dated July 15, 1999, of the Holding Partnership, Mobil Long Haul appointed Timothy J. Devens to serve as a member of the Board of Directors of the Holding Partnership and as a member of the Audit Committee of the Holding Partnership Board.

Pursuant to Sections, 6.1.4, 6.2.1, and 6.2.2 of the Fourth Amended and Restated Limited Partnership Agreement, dated July 23, 1999, of the Operating Partnership, the appointments and removals of Mobil Long Haul’s appointees to the Holding Partnership Board and the Audit Committee of the Holding Partnership Board were reflected contemporaneously in the membership of the Operating Partnership’s Board of Directors, and Audit Committee, and the Petro Holdings Financial Corporation Board of Directors.

Biographical Information

Timothy J. Devens joined Exxon Mobil Corporation in 1987 and was named the U.S. Automotive Sales Manager for Exxon Mobil Lubricants and Specialties in September 2002. Mr. Devens is currently responsible for all lubricant sales and services to national accounts in the U.S. market. Prior to this position, Mr. Devens has served in numerous assignments within Exxon Mobil in Fuels, Engineering, Distribution, and Lubricants and Specialties. Mr. Devens holds a BS in Civil Engineering from the United States Military Academy and previously served in the U.S. Armed Forces as an officer in the Corps of Engineers.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of business acquired:

Not applicable.

(b)	Pro-forma financial information:

Not applicable.

(c)	Exhibits:

Not applicable.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRO HOLDINGS FINANCIAL CORPORATION
(Registrant)

Date: March 22, 2005	By:	/s/ J.A. Cardwell, Sr.
J.A. Cardwell, Sr.
President and Director
(On behalf of the Registrant and as Registrant’s Principal Executive Officer)

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